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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): October 31, 2001

                        LIBERTY FINANCIAL COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)

                                  Massachusetts
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                    (State of incorporation or organization)

                   1-13654                          04-3260640
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           (Commission File Number)              (I.R.S. Employer
                                                Identification No.)

              600 Atlantic Avenue, Boston, Massachusetts 02210-2214
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               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code: (617) 722-6000

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On October 31, 2001, pursuant to a stock purchase agreement dated as of May 2, 2001 (as amended, the "Sun Life Purchase Agreement") by and among Liberty Financial Companies, Inc., a Massachusetts corporation (the "Company"), Liberty Financial Services, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Company ("LFS"), and Sun Life Assurance Company of Canada, a Canadian insurance corporation ("Sun Life"), the Company and LFS completed the sale (the "Sun Life Sale") to Sun Life of all of the issued and outstanding shares of capital stock of certain direct and indirect subsidiaries of the Company and LFS constituting the Company's annuity and bank marketing businesses. In consideration for the stock of such subsidiaries, Sun Life paid an aggregate purchase price of approximately $1.7 billion in cash.

         On November 1, 2001, pursuant to a stock purchase agreement dated as of June 4, 2001 (the "Fleet Purchase Agreement") by and among the Company, LFS and Fleet National Bank, a national banking association ("Fleet"), the Company and LFS completed the sale (the "Fleet Sale") to Fleet of all of the issued and outstanding shares of capital stock of certain direct and indirect subsidiaries of the Company and LFS constituting the Company's asset management business. In consideration for the stock of such subsidiaries, Fleet paid an aggregate purchase price of approximately $1.0 billion, consisting of approximately $900 million in cash and the assumption of approximately $110 million in revolving debt incurred to finance sales commissions.

         The consideration paid in each of the Sun Life Sale and the Fleet Sale was determined through arms-length negotiations among the parties, as more particularly described in the Company's proxy statement (the "Proxy Statement") first mailed to its stockholders on October 10, 2001 in connection with a special meeting of stockholders held on October 31, 2001 at which the Company's stockholders considered and approved, among other things, the Sun Life Sale and the Fleet Sale. The Proxy Statement contains a detailed description of the terms of the Sun Life Sale and the Fleet Sale, including a description of any material relationships between LFC and its officers and directors and each of Sun Life and Fleet.

         On November 1, 2001, the Company issued separate press releases announcing the completion of the Sun Life Sale and the Fleet Sale.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         The unaudited pro forma financial information and the notes thereto filed as part of this Current Report on Form 8-K is listed in the attached Index to Exhibits. Such information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2000, filed with the Securities and Exchange Commission. Such information is provided for informational purposes only and is not necessarily indicative of the results of operations or

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financial condition that would have been achieved had the Sun Life Sale and the
Fleet Sale actually occurred as of the dates indicated, or of the future results of operations or financial condition of the Company. The pro forma adjustments are based upon available information and certain assumptions that management of the Company currently believes are reasonable in the circumstances.

         The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001, attached hereto as Exhibit 99.1 and incorporated herein by reference, gives effect to the Sun Life Sale and the Fleet Sale as if both transactions occurred on September 30, 2001. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001, attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference, present the consolidated operating results of the Company as if the Sun Life Sale and the Fleet Sale had occurred on January 1, 2000. The notes to the unaudited pro forma condensed consolidated financial statements attached hereto as Exhibit 99.4 are incorporated herein by reference.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LIBERTY FINANCIAL COMPANIES, INC.

            Date: November 8, 2001         By: /s/ J. Andrew Hilbert
                                               --------------------------------
                                               J. Andrew Hilbert
                                               Chief Financial Officer

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                                INDEX TO EXHIBITS

         EXHIBIT                        DESCRIPTION
         99.1       Liberty Financial Companies, Inc. Unaudited Pro Forma
                    Condensed Consolidated Balance Sheet - Sale of the
                    Annuity and Asset Management Businesses, September 30, 2001

         99.2       Liberty Financial Companies, Inc. Unaudited Pro Forma
                    Condensed Consolidated Statement of the Operations - Sale of the Annuity and Asset Management Businesses, Year Ended
                    December 31, 2000

         99.3       Liberty Financial Companies, Inc. Unaudited Pro Forma
                    Condensed Consolidated Statement of Operations - Sale of the Annuity and Asset Management Businesses, Nine Months
                    Ended September 30, 2001

         99.4       Liberty Financial Companies, Inc. Notes to Unaudited Pro
                    Forma Condensed Consolidated Financial Statements for the
                    Sale of the Annuity and Asset Management Businesses
